Exhibit 99.906CERT

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

We, Donald J. Herrema, President, Chief Executive Officer and Principal Executive Officer, and Denis Taillieu, Treasurer, Chief Financial Officer and Principal Financial Officer of SA Funds – Investment Trust (the “registrant”), certify that:

1.               The report on Form N-CSR of the registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ Donald J. Herrema
Donald J. Herrema
President, Chief Executive Officer and Principal Executive Officer

Date:	March 1, 2006

By:	/s/ Denis Taillieu
Denis Taillieu
Treasurer, Chief Financial Officer and Principal Financial Officer

Date:	March 8, 2006